As  filed  with  the  Securities  and  Exchange  Commission  on  August  5, 2004
                                                   Registration  No.  333-116890



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      ____________________________________

                                  FORM SB-2/A
                                AMENDMENT NO. 1
                             Registration Statement
                        Under the Securities Act of 1933
                      ____________________________________
                          COLLEGE OAK INVESTMENTS, INC.
             (Exact name of Registrant as specified in its charter)

           NEVADA                      233320, 531              30-0226902
(State or other jurisdiction  (North  American  Industry     (I.R.S. Employer
  of  incorporation  or         Classification System     Identification Number)
     organization)                   -  NAICS)

        CAREY  G.  BIRMINGHAM                         CAREY  G.  BIRMINGHAM
   COLLEGE  OAK  INVESTMENTS,  INC.              COLLEGE  OAK  INVESTMENTS, INC.
  16161  COLLEGE  OAK,  SUITE  101                 16161 COLLEGE OAK, SUITE 101
    SAN  ANTONIO,  TEXAS  78249                     SAN  ANTONIO,  TEXAS  78249
          (210)  408-6019                                 (210)  408-6019
  (Address,  and  telephone number               (Name, address and telephone
number of principal executive offices)               of  agent  for  service)

                                   Copies to:
                                  DAVID M. LOEV
                                 ATTORNEY AT LAW
                         2777 ALLEN PARKWAY, SUITE 1000
                              HOUSTON, TEXAS 77019
                                 (713) 524-4110
                              _____________________
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.



                                     CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF         AMOUNT       PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
    SECURITIES TO BE            BEING            PRICE              AGGREGATE        REGISTRATION
        REGISTERED            REGISTERED      PER SHARE(1)          PRICE(1)(2)          FEE
-------------------------     ----------     -------------         ------------     -------------
Common Stock to be Resold        234,000     $        .001         $     234.00     $         .03
-------------------------     ----------     -------------         ------------     -------------

TOTAL                            234,000     $        .001         $     234.00     $         .03
-------------------------     ----------     -------------         ------------     -------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                          COLLEGE OAK INVESTMENTS, INC.

                    RESALE OF 234,000 SHARES OF COMMON STOCK

     The selling stockholders listed on page 15 may offer and sell up to 234,000 shares of our common stock under this prospectus for their own account. Shares offered by the selling stockholders may be sold by one or more of the following methods:

     -    ordinary  brokerage transactions in which a broker solicits purchases;
          and
     - face to face transactions between the selling stockholders and purchasers without a broker.

     A current prospectus must be in effect at the time of the sale of the shares of common stock discussed above. We will not receive any proceeds from the resale of common stock by the selling stockholders. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

     Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters. Therefore, the selling stockholders may be subject to statutory liabilities if the registration statement, which includes this prospectus, is defective by virtue of containing a material misstatement or failing to disclose a statement of material fact. We have not agreed to indemnify any of the selling stockholders regarding such liability.

               THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 5 ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

               NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is August 5, 2004

                                TABLE OF CONTENTS
                                -----------------


                                                                            PAGE
                                                                            ----

Prospectus  Summary                                                            4
Summary  Financial  Data                                                       5
Risk  Factors                                                                  6
Use  of  Proceeds                                                              8
Dividend  Policy                                                               8
Management Discussion and Analysis of
 Financial Condition and Results of Operations                                 8
Business                                                                      11
Recent Events                                                                 13
Management                                                                    14
Certain  Transactions  and  Related  Transactions                             15
Principal  Stockholders                                                       15
Description  of  Capital  Stock                                               16
Shares  Available  for  Future  Sale                                          16
Plan  of  Distribution  and  Selling  Stockholders                            17
Interest  of  Named  Experts  and  Counsel                                    19
Disclosure  of  Commission  Position  on
 Indemnification  for  Securities  Act Liabilities                            19
Legal  Proceedings                                                            19
Experts                                                                       20
Legal  Matters                                                                20
Where  You  Can  Find  More  Information                                      20
Financial  Statements                                                        F-1

                              ABOUT THIS PROSPECTUS
                              ---------------------

     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

     This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.

     All references to "we," "our," or "us," refer to College Oak Investments, Inc., a Nevada corporation unless specifically stated otherwise.

                               PROSPECTUS SUMMARY
                               ------------------

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Memorandum. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

     College Oak Investments, Inc. (the "Company") anticipates providing full-service real estate development consulting, construction management and general contracting services and support for small to mid-size commercial developers and users of commercial buildings. It is anticipated that these services will include the following:

-     Site Selection;
-     Financial Pro-forma preparation and analysis;
-     Return on Investment and Rate of Return Analysis;
-     Design Development;
-     Construction Management;
-     General Contracting;
-     Job Supervision;
-     Leasing and Property Management; and
-     Sale/Leaseback and other Disposition Scenario Analyses.

     We have generated net revenues to date from construction management consulting fees ranging from 3% to 5% of construction related costs. As of July 31, we have generated approximately $2,100 in such fees.

     In addition to the services listed above, in the event we raise significant capital from conventional sources, the Company intends to purchase for purposes of speculation raw land and/or oil and gas properties should the opportunities arise.

     In addition, it can be anticipated that the Company will enter into joint ventures with owners/developers for the construction and/or ownership of commercial properties.

     The Company was incorporated in Nevada on February 3, 2004. Our principal executive offices are located at 16161 College Oak, Suite 101, San Antonio, Texas, 78249, our telephone number is (210) 408-6019 Ext. 2, and our fax number is (210) 408-1856.

                             SUMMARY FINANCIAL DATA
                             ----------------------

     You should read the summary financial information presented below for the period from February 3, 2004 (inception) through April 30, 2004. We derived the summary financial information from our audited financial statements appearing elsewhere in this prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.



                          PERIOD FROM FEBRUARY 3, 2004 (INCEPTION)
                          ----------------------------------------
                          THROUGH APRIL 30, 2004
                          ----------------------

STATEMENT OF OPERATIONS DATA:

Revenues                                         $0

Administrative Expenses
Cash                                        $32,545

Non-cash                                   $203,000

                                          $(235,545)
Net (Loss)                               ===========

Balance Sheet Data:                    As of April 30, 2004

Cash                                               $4,809
Working Capital Deficit                           $25,945
Accounts Payable                                  $30,754
Deficit accumulated during development stage    ($235,545)

                                  RISK FACTORS
                                  ------------

     This Memorandum contains certain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors set forth below. The Shares being offered hereby involve a high degree of risk. Prospective investors should consider the following risk factors inherent in and affecting the business of the Company and an investment in the Shares.

WE  HAVE  FUTURE  CAPITAL  NEEDS
--------------------------------

     Our growth and continued operations could be impaired by limitations on our access to the capital markets. Two of the principals of our Company have committed up to $50,000 in additional capital to us, via non-interest bearing, unsecured lines of credit. However, we can't assure that the capital we have raised, and the additional capital available to us from our principals, will be adequate for long-range growth of our Company. If financing is available, it may involve issuing securities senior to the Shares or equity financings which are dilutive to holders of the Shares. In addition, in the event we do not raise additional capital from conventional sources, there is every likelihood that our growth will be restricted and we may need to scale back or curtail implementing our business plan.

     Even if we are successful in raising capital, we'll likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in College Oak Investments, Inc. may become worthless.

WE HAVE A LIMITED  OPERATING HISTORY
------------------------------------

     We were formed as a Nevada corporation in February, 2004. Aside from organizational costs incurred, we haven't incurred significant expenses to date but do have a limited operating history which includes construction management and consulting agreements that have generated a small amount of fees. As such, it may be difficult to evaluate our business prospects. Our business and prospects must be considered in light of the risk, expense and difficulties frequently encountered by companies in early stages of development. If we are unable to effectively allocate our resources, we may be adversely affected and the value of any investment in College Oak Investments, Inc. may become worthless.

DEPENDENCE ON CAREY BIRMINGHAM, OUR DIRECTOR AND OFFICER
--------------------------------------------------------

     Our performance is substantially dependent on the performance of Carey Birmingham, our sole officer and director. The loss of the services of Carey
Birmingham will have a material adverse effect on our business, results of operations and financial condition. In addition, the absence of Mr. Birmingham will force us to seek a replacement who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement. Without the expertise of Mr. Birmingham, or an immediate and qualified successor, we may be forced to curtail operations or close the business entirely, making the value of any investment in College Oak Investments, Inc. worthless. In addition, we relay on Mr. Birmingham's discretion in the direction of our business and the agreements he enters into.

WE WILL EXPERIENCEINTENSE COMPETITIONIN DEVELOPMENT CONSULTING, CONSTRUCTION
----------------------------------------------------------------------------
MANAGEMENT CONSULTING AND GENERAL CONTRACTING
---------------------------------------------

     The market for development consulting and particularly construction management and general contracting services is highly competitive. We expect competition to intensify in the future. Numerous well-established companies are focusing significant resources on providing construction management and general consulting services that will compete with our services. We can't be sure that we can or will effectively and successfully compete. Competitive pressures, including possible downward pressure on the prices, may force us to curtail our business or even close, making the value of any investment in College Oak
Investments,  Inc.  worthless.

MANAGEMENT OF OUR  GROWTH
-------------------------

     If successful in raising additional capital and implementing our business plan any growth is expected to place a significant strain on our managerial, operational and financial resources since Carey Birmingham is our only employee. Further, as we receive contracts, we'll be required to manage multiple relationships with various customers and other third parties. These requirements will be exacerbated in the event of our further growth or an increase in the number of contracts. As a result, we can't assure that our systems, procedures or controls will be adequate to support our operations or that we'll be able to successfully offer our services and implement our business plan. Our future operating results will also depend on our ability to add additional personnel commensurate with the growth of our business. If we're unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected. If we can't manage the growth, our financial condition could become untenable, and we could be forced to curtail operations or close the business entirely. This, in turn, could make the value of any investment in College Oak Investments, Inc. worthless.

OUR EXECUTIVE OFFICER AND CO-FOUNDER  MAY SIGNIFICANTLY INFLUENCE MATTERS TO BE
-------------------------------------------------------------------------------
VOTED ON
--------

     Our executive officer and director, along with our co-founder David Loev, control 89% of our outstanding Common Stock. Accordingly, our executive officer and co-founder possess significant influence over College Oak Investments, Inc. on matters submitted to the stockholders for approval. These matters include the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. This amount of control by our founders gives them virtually limitless ability to determine the future of our Company, and as such they may unilaterally elect to close the business, change the business plan or make any number of other major business decisions without the approval of shareholders. This control may eventually make the value of any investment in College Oak Investments, Inc. worthless.


LACK OF LIQUIDITYOF OUR STOCK UPON BECOMING PUBLICLY TRADED
-----------------------------------------------------------

     There can be no assurance of what price the shares of our Company will open at, or whether there will be any trading activity at all for the registered shares. As such, shareholders should be aware of the long-term illiquid nature of their investment. The illiquid nature of the shares may make any investment in COLLEGE OAK INVESTMENTS, INC. worthless.

LACK OF CASH DIVIDENDS FOR OUR COMMON STOCK
-------------------------------------------

     We have paid no cash dividends on our Common Stock to date and it isn't anticipated that any cash dividends will be paid to holders of our Common Stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion. Lack of a dividend can further effect the market value of our stock, and could significantly effect the value of any investment in our Company.

LIMITATION ON REMEDIESAGAINST OUR SOLE OFFICER AND DIRECTOR DUE TO
------------------------------------------------------------------
INDEMNIFICATION
---------------

     Our Bylaws provide that the officers and directors will only be liable to the Company for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct. Thus, we may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete our assets. Stockholders who have questions respecting the fiduciary obligations of our officers and directors should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable. See "Management".

     You should carefully consider the above risk factors and warnings before making an investment decision. The risks described above are not the only ones facing us. Additional risks that we do not yet know of or that we currently think are not material may also have an adverse effect on our business operations. If any of those risks or any of the risks described above actually occur, our business could be adversely affected. In that case, the price of our common stock could decline, and you could lose all or part of your investment. You should also refer to the other information set forth or incorporated by reference in this prospectus.

                           FORWARD-LOOKING STATEMENTS
                           --------------------------

     This  Memorandum  includes forward-looking statements within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may affect our actual results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors are discussed in the "Risk Factors" section beginning on page 5 of this Memorandum. In some cases you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "would", "expect", "plan", "anticipate", "believe", "estimate", "continue", or the negative of such terms or other similar expressions. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this Memorandum. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Memorandum might not occur.

                                USE OF PROCEEDS
                                ---------------

     We  will  not  receive  any  proceeds  from  the  resale  of  common stock.

                                 DIVIDEND POLICY
                                 ---------------

     We have not in the past paid any dividends on our equity securities and anticipate that we will retain any future earnings for use in the expansion and operation of our business. We do not anticipate paying any cash dividends in the foreseeable future. Any determination to pay dividends will depend upon our financial condition, results of operations and capital requirements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                     ---------------------------------------
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  ---------------------------------------------

     The following discussion should be read in conjunction with our financial statements.

GENERAL

     College Oak Investments, Inc. is a development stage company with a limited operating history. Our fiscal year ends April 30.

     Since inception, we have utilized funds obtained primarily through the private placement sale of stock to 39 investors, raising $8,400 since March 2004, and net consulting fees of approximately $2,100 to develop our business Nevertheless, we have recorded minimal revenues and have incurred net losses from operations totaling approximately $($235,545) from inception through April 30, 2004.

     Our current cash forecast indicates that there will be negative cash flow from operations through the fiscal year end April 30, 2004. We will need to seek short-term and long-term debt or equity financing sufficient to fund projected working capital and marketing needs. On July 15, 2004, two of our founders, David Loev and Carey G. Birmingham have committed to provide us with additional capital in the form of non-interest bearing, unsecured lines of credit totaling $50,000. However, even with the additional capital available to us, we can provide no assurance that we will be successful in implementing our business plan or that revenues from our services or investments in fiscal year 2004 will be sufficient to fund our working capital and marketing expenditure requirements. Failure to obtain sufficient funding may adversely impact our financial position.

          The following discussion should be read in conjunction with our financial statements.

          We are a development stage company with a limited operating history. We were incorporated in February 2004, but have conducted limited business operations as we have had limited cash and assets. Since inception, we have concentrated on marketing our services. As of July 31, 2004, we have generated net revenues from consulting fees of approximately $2,100 from two clients. Nevertheless, there exists limited historic operations with respect to our operations. The financial information contained in this prospectus is for the audited period from February 3, 2004 (inception) through April 30, 2004.

     We believe our internally generated cash flows from operations and available lines of credit will be sufficient for our cash needs for the next six months. We have begun to generate revenues from operations, but there is no assurance as to the period of time that these revenues will be sufficient to cover cash requirements. We will likely rely on the lines of credit available from our founders to supplement our operations.



                                                               ESTIMATED
                                                               CASH         DATE OR NUMBER OF MONTHS
                                                               REQUIRED     AFTER RECEIPT OF PROCEEDS
                              METHOD OF                        FOR SUCH     WHEN EVENT SHOULD BE
EVENT                         ACHIEVEMENT                      EVENT        ACCOMPLISHED
Fund operations and generate  Operations are currently being   $        0  Currently underway.  We are generating
revenue                       funded by existing gross                     revenues now. First revenues were
                              revenues and working capital                 generated in May, 2004.

Expand services to new        Currently underway               $    2,500  Ongoing process which has already
customers and seek out                                                     commenced with the purchase by the
development projects.                                                      Company of 3.0% of Schertz Parkway
                                                                           Ventures, LLC.  Future J/V projects will
                                                                           include ownership and construction
                                                                           management fees on a project by project
                                                                           basis.

Seek to establish strategic   Source businesses in related     $    2,500  The ability to complete strategic alliances
alliances that will maximize  fields for possible acquisition              cannot be definitively timed and will
our value.                                                                 depend on opportunities which these
                                                                           individuals will continue to explore.

Seek liquidity and growth in  Become listed on the over-       $    3,000  Six months to one year initially and then a
the market place.             the-counter bulletin board and               continuing effort thereafter.
                              continue marketing efforts.


Plan of Operations
------------------

     Management anticipates a need for approximately $50,000 to meet our needs for working capital, capital expenditures and business development for the next twelve months. To date, we have been utilizing our resources in an effort to become a publicly traded entity. As of July 31, 2004 we have received net revenues from consulting fees of approximately $2,100 from two clients in and San Antonio, Texas. Due to the nature of our business providing consulting services, our net revenue from consulting fees can be expected to be minimal for the foreseeable future, in the range of 3-5% of construction cost. We anticipate increasing our revenues by purchasing equity interests in development joint ventures, such as the Schertz Parkway venture described in Recent Events Section herein.

     We  have  raised  approximately  $8,400  from  39  investors.

     To fund operations and purchase equity interests in properties and development joint ventures, we will rely on the commitment of our two principals, Mr. David Loev and Mr. Carey Birmingham to provide us with working capital in the form of open lines of credit totaling $50,000, or $25,000 from each principal. These commitments were made in the form of lines of credit to our Company on July 15, 2004, are non-secured and non-interest bearing. As of July 31, 2004 we have not drawn upon these lines of credit.

     As a result of lines of credit from our two principals, and the current revenues we are receiving, we feel the Company will not need to seek additional financing for the next 6 months.

Product Research and Development
--------------------------------
     There is no planned product research and development in the foreseeable future.

Planned purchase of plant and/or equipment
------------------------------------------
     There is no planned purchase of plant or equipment in the next 12 months, but it can be anticipated that, by the nature of our business, we may need to acquire various pieces of construction equipment or tools in the future.

Planned significant changes in number of employees
--------------------------------------------------

     None

                              RESULTS OF OPERATIONS

For the period from February 2, 2004 (Inception) through April 30, 2004

     We had no revenue for the period from February 3, 2004 through April 30, 2004.

     General and administrative expenses consisted of cash items of $32,545, which were for start up expenses, including accrued legal fees of $30,000 In addition, we incurred non-cash expenses of $203,000 which consisted of stock issued for services.

     Net loss totaled ($235,545) for the period from February 3, 2004 through April 30, 2004.

Liquidity And Capital Resources.
--------------------------------

     OVERVIEW

     Our cash position was $4,809 as of April 30, 2004. Working capital at April 30, 2004 was negative at $4,809.

     Our current cash forecasts indicate that there will be negative cash flow from operations for the foreseeable future.

     We have a commitment from two of our founders to provide us with financing via lines of credit totaling $50,000 in the future. Despite this assurance, however, if we are unable to raise additional capital from conventional sources, including lines of credit and additional sales of additional stock in the future, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results.

     In the future, we may be required to seek additional capital by selling debt or equity securities, curtailing operations, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that financing will be available in amounts or on terms acceptable to us, or at all.

                                    BUSINESS
                                    --------

OUR BUSINESS DEVELOPMENT
------------------------

     College Oak Investments, Inc. was formed in February, 2004 as a new corporation with no predecessor corporation. While our Company has only been in existence for several months, our president has experience in the commercial construction and real estate business in excess of 25 years.

     Neither we, nor our president, have been in bankruptcy , receivership or any similar proceeding, and we have not had any material reclassification, merger, consolidation or purchase or sale of a significant amount of assets .

Our Business
------------

     College Oak Investments offers full-service development consulting, construction management and general contracting services and support for small to mid-size commercial developers and users of commercial buildings and various types of raw land for speculation and development. These services include the following:

-     Site Selection;
-     Financial Pro-forma preparation and analysis;
-     Return on Investment and Rate of Return Analysis;
-     Design Development;
-     Construction Management;
-     General Contracting;
-     Job Supervision;
-     Leasing and Property Management;
-     Sale/Leaseback and other Disposition Scenario Analyses; and
-     Sale Negotiation and Brokerage.
- Raw Land, including oil and gas properties, for acquisition, sale an/or development.

     The nature of our current contracts and agreements call for us to receive a fee for services ranging from 3% to 5% of construction or subcontracting costs. As such, we act as a consultant to the developer or owner of a particular project.

     As a result of our initial contracts, we anticipate realizing net revenues from project consulting in amounts ranging from 3% to 5% of construction costs, plus any out of pocket expenses. We believe we will can limit initial overhead and non-project related operating expenses.

     On August 1, 2004, we entered into a joint venture with a property owner in Schertz, Texas for the development of approximately 7.6 acres of raw land for professional office, retail and mini-storage. In addition to our purchase of a 3.06% equity interest in the project, we have received and will continue to receive a 3% fee for providing consulting services to the joint venture.

     The structure of the Schertz Parkway venture will be the model for future projects with owners/developers for the construction and/or ownership of commercial properties.

MARKET  NEED
------------

     We believe that numerous small and mid-size commercial developers have need from time to time for financial analyses consulting as well as site selection and analysis and construction assistance, whether construction management or general contracting. In addition, numerous individuals and companies of all sizes often have requirements when considering development and construction of home offices, build-to suit projects or commercial facilities which may combine income from rental as well as home office use for the developer/owner. Based on the extensive experience of its executive, Mr. Birmingham, and its consultants, Mr. Alkire and Mr. Yount, and their knowledge of contacts and the market, the Company believes it can offer an immediate presence to San Antonio-based companies who seek such development consulting and/or construction consulting services.

     The Company's principal business activity consists of providing a full range of real estate development and construction services to individuals or companies seeking to develop or build small (3,000 square foot) to mid-size (25,000-35,000 square foot) commercial buildings. This entire process begins with site selection for a client and continues through actual construction, lease-up and management of the facility. While the initial emphasis of the Company is to seek out small and mid-size users, we do not limit ourselves to this niche. As opportunities develop, we will seek out larger projects and joint ventures as time and business progress.

     Construction consulting is a highly competitive business in which companies of all sizes strive to attract new clients or additional assignments from existing clients. Competition for new business is difficult as large construction management companies and general contractors have tremendous resources, both monetary and with personnel, to attract new clients. We believe that our general pricing of cost of construction plus a fee ranging from .5% to 10% will be very competitive and it expects to offer excellent service.

     All agreements between us and most of our clients will be terminable by either us or the client upon mutually agreed notice, as is the custom in the industry. We are currently being engaged on a project by project basis and accept engagements generally on a cost of construction plus a flat fee of from ..5% to 10% or on an hourly basis or flat fee arrangement. We also participate in equity ownership positions in development projects for cash and/or reduction of cash fees. We may engage consultants as independent contractors to assist it on various projects on an as needed basis.

     As is generally the case in the construction industry, our business is expected to be seasonal and will fluctuate with the general economy and real estate markets. The diverse aspect of our business plan can be expected to ameliorate these fluctuations to a degree.

COMPETITION
-----------

     We expect significant competition to our core business not only from existing construction management consultants but also general contractors and owner/developers themselves. However, we believe such competition is commonplace in the business and our expertise, pricing policy and availability of knowledge and ownership ability will distinguish us from the competition.

DEPENDENCE ON MAJOR CUSTOMERS
-----------------------------

     At this time we have two customers and do not expect to be dependent on any single customer for our success. Indeed, the nature of our business, and our fee structure, demand that we seek either 1) more consulting customers, or 2) more equity ownership transactions to offset future expenses associated with our growth.

PATENTS AND TRADEMARKS
----------------------

     We do not have any patents or trademarks and do not see the need for any in the near future.

LICENSE AND GOVERNMENT APPROVAL
-------------------------------

     As a consultant, we are not required to have licenses nor do we require governmental approval for our services. When we begin to provide general contracting services as envisioned in our business plan, we will be required to obtain licenses from the state in which we conduct business. The fees and process for obtaining such a license are simple and inexpensive, ranging from approximately $100 per year in Texas to $500.00 in other states.

RESEARCH AND DEVELOPMENT
------------------------

     The  nature  of our business does not require any research and development.

NUMBER OF EMPLOYEES
-------------------

     Currently, we have one, unpaid employee, our president, Carey G. Birmingham. At the present time, based on the agreements we have in place, we do not envision the need for additional employees in the next 12 months.

                                  RECENT EVENTS
                                  -------------


     QUADK BUILDING
     --------------

     On June 9, 2004 we entered into a General Contracting and Construction Management Contract with QuadK, LLC, a Texas Limited Liability Company for the construction of a new 3,600 square foot office building in San Antonio, Texas. The Contract includes a fee for our services of approximately 5% of the construction cost, or approximately $12,400. We plan to rely heavily on our shareholder and consultant, Jay Alkire in fulfilling this contract. Jay Alkire is president of Sage Development & Construction, the General Contractor on this project.

SCHERTZ PARKWAY VENTURES, LLC
-----------------------------

     On August 1, 2004, we entered into a joint venture agreement with Schertz Parkway Ventures, LLC, whereupon we agreed to purchase a 3.0% ownership interest in the company for an initial investment of $396.00. Schertz Parkway Ventures, LLC ("SPV") has the right to own approximately 7.6 acres of commercial land in Schertz, Texas, a city of 30,000 located 8 miles northeast of San Antonio, Texas on Interstate IH-35. The property consists of raw land, zoned commercial and preliminary design studies anticipate approximately 37,000 square feet of professional office space, 15,000 square feet of retail space and 60,000 square feet of mini-storage space.

     In the event the project continues past the design development stage, and the members elect to begin construction, we will enter into a construction management contract which will include a 3% fee, based on construction costs, for services. As of July 31, 2004, we have billed SPV $375 for various development related services.

                                   MANAGEMENT
                                   ----------

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth our director and officer and his age and position:


NAME                    AGE                   POSITION
----                    ---                   --------

Carey G. Birmingham      48                   President and Chief Executive
                                              Officer

     Carey Birmingham has served as our President and Director since inception in January 2004. As President and Director for College Oak Investments, Inc., Mr. Birmingham is responsible for our long-term strategic planning and all day-to-day administrative activities, including marketing, finance, profit and loss responsibility, building strategic alliances and developing sales. In addition, Mr. Birmingham brings his extensive 20-year experience in all aspects of commercial real estate in assisting clients and negotiating contracts. Up until March 19, 2004, Mr. Birmingham also served as Executive Vice President and Director of International Test Systems, Inc., a public company and manufacturer of automated test equipment for electronic printed circuit boards.

     During the past 20 years, in addition to his work in venture capital and individual investments, Mr. Birmingham has served in various capacities. From March 1982 through April 1984, Mr. Birmingham served as Asset Manager and Sr. Asset Manager of commercial real estate for New York Life Insurance. Mr. Birmingham served as a Vice President of Commercial Real Estate for Unicorp American Corporation and Executive Vice President for Unicorp Property Management, a company subsidiary, from May 1984 through November 1989. Mr. Birmingham served as a Portfolio Director, Commercial Real Estate, for United Services Automobile Association (USAA) from 1990 through part of 1992. In addition, Mr. Birmingham served as a real estate consultant for Fidelity Mutual Life Insurance and Mutual Benefit Life from 1992 through 1994. Mr. Birmingham has been responsible for the asset and real property management of real estate portfolios valued in excess of $250 Million at New York Life, $300-$400 Million at Unicorp American, $200-$300 Million at USAA and approximately $300 -$400 million at Fidelity and Mutual Benefit Life. During his tenure with these companies, Mr. Birmingham generated gross sales proceeds of over $700 million from the sale of real estate properties. Mr. Birmingham received a BA degree from New York University in 1980.

     In 2001 Mr. Birmingham formed or assisted in the formation of two Rule 419 companies, also known as blank check companies. The companies were formed for the purpose of raising funds in the public market and filed registration statements and amendments the same year. However, neither company progressed past there respective first amendments, and Mr. Birmingham abandoned his efforts in this regard in December, 2001. Other that his limited experience with the two companies, Mr. Birmingham has had no further experience in so-called blank check, or Rule 419 companies.

     Our company is in no way similar to the 419 companies Mr. Birmingham formed. Such companies never sought money from investors, had no revenue, no clear business plan, no assets, no agreements with customers and were formed for the purposes of merging with existing businesses. Our Company has revenues, agreements with customers, assets, including an ownership interest in Schertz Parkway Ventures, and has been conducting business for several months. Furthermore, we have raised $8,400 from 39 investors since March 2004.

                             EXECUTIVE COMPENSATION
                             ----------------------

     Mr. Birmingham has not received a salary. It is anticipated that he will not receive a salary until the Company obtains a minimum of $250,000 in revenues.

LIMITATION OF DIRECTORS' LIABILITY

     Our Articles of Incorporation eliminate, to the fullest extent permitted by the Nevada General Corporation Law, the personal liability of our directors for monetary damages for breaches of fiduciary duty by such directors. However, our Articles of Incorporation do not provide for the elimination of or any limitation on the personal liability of a director for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) unlawful corporate distributions. This provision of the Articles of Incorporation will limit the remedies available to the stockholder who is dissatisfied with a decision of the board of directors protected by this provision; such stockholder's only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to board action in respect of such transaction or event. In these cases, our stockholders could be injured by a board's decision and have no effective remedy.

                  CERTAIN TRANSACTIONSAND RELATED TRANSACTIONS
                  --------------------------------------------

     In January 2004, we issued an aggregate of 2,030,000 shares of common stock to certain founders for nominal consideration in connection with our formation.

          In January 2004, we issued 880,000 shares of common stock to Carey G. Birmingham in consideration for services rendered.

          In January 2004, we issued 1,000,000 shares of common stock to David Loev in consideration for services rendered. In January 2004, the Company committed to pay Mr. Loev an additional $30,000.00 for legal fees associated with this Registration Statement.

          In January 2004, we issued 50,000 shares of common stock to David W. Mooney in consideration for consulting services rendered.

          In January 2004, we issued 50,000 shares of common stock to Jay Alkire in consideration for consulting services rendered.

          In January 2004, we issued 50,000 shares of common stock to H. Alex Yount in consideration for consulting services rendered.

          In  July  2004,  Messrs.  Birmingham  and  Loev  agreed to provide the
     Company with lines of credit in the amount of $25,000 each, or $50,000 total. In August 2004, BFP Texas, Ltd. purchased a 13% interest in Schertz Parkway Ventures, LLC. BFP Texas, Ltd. is a shareholder of our company. Carey Birmingham, our president, is a General Partner in BFP Texas, Ltd.

                             PRINCIPAL STOCKHOLDERS
                             ----------------------

     The table below sets forth, as of August 5 , 2004, the beneficial ownership of common stock of our directors, officers, and holders of five percent or more of our common stock, and the officers and directors as a group.




                             NUMBER OF SHARES OF
NAME AND ADDRESS                COMMON STOCK
OF BENEFICIAL OWNERS         BENEFICIALLY OWNED   PERCENTAGE OF OWNERSHIP
---------------------------  -------------------  ------------------------

Carey G. Birmingham(1)                   882,000                     41.7%
16161 College Oak, S. 101
San Antonio, TX   78249

David M. Loev                          1,000,000                    47.66%
2777 Allen Parkway
Suite 1000
Houston, TX 77019

All officers and directors
  as a group (1) person                  882,000                     41.7%


(1) Includes 2,000 shares held of record by BFP Texas, Ltd., a Texas Limited Partnership, of which Mr. Birmingham owns, via a trust, 5.26% and is co trustee

                          DESCRIPTION OF CAPITAL STOCK
                          ----------------------------

COMMON STOCK

     We are authorized to issue up to 100,000,000 shares of common stock. As of August 5 , 2004 there were 2,114,000 shares of common stock issued and outstanding,

     The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is validly issued, fully paid and non-assessable.

PREFERRED STOCK

     We are authorized to issue of up to 10,000,000 shares of preferred stock. We have no present plans for the issuance of such preferred stock. The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. In addition, the issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings, and other corporate purposes, could have the effect of making it more difficult or discouraging a third party from acquiring a controlling interest in us. In many cases, shareholders receive a premium for their shares in a change of control, and these provisions will make it somewhat less likely that a change in control will occur or that shareholders will receive a premium for their shares if a change of control does occur.

                        SHARES AVAILABLE FOR FUTURE SALE
                        --------------------------------

     Upon the date of this prospectus, there are 2,114,000 shares of common stock issued and outstanding. Upon the effectiveness of this registration statement, the 234,000 shares of common stock to be resold pursuant to this prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops.

     The remaining 1,880,000 shares of common stock outstanding will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

     Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS
                  ---------------------------------------------

     This prospectus relates to the resale of 234,000 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding.



                        SHARES BENEFICIALLY     AMOUNT OFFERED         SHARES
                               OWNED         (ASSUMING ALL SHARES   BENEFICIALLY
STOCKHOLDER                BEFORE RESALE       IMMEDIATELY SOLD)    OWNED AFTER
                                             ---------------------     RESALE
                                                                     ----------
Brenda Yount                          2,000                  2,000             -
Ray Barger                            2,000                  2,000             -
Lisa Stewart                          2,000                  2,000             -
Jay Alkire                           50,000                 50,000             -
Alex Yount                           50,000                 50,000             -
David Mooney                          2,000                  2,000             -
David Mooney                         50,000                 50,000             -
Nina Mooney                           2,000                  2,000             -
Janet T. Birmingham                   2,000                  2,000             -
Stephen Birmingham                    2,000                  2,000             -
Brad Smith                            2,000                  2,000             -
Harriet Birmingham                    2,000                  2,000             -
Mark Birmingham                       2,000                  2,000             -
Stephen Kramer                        2,000                  2,000             -
Trae O.High                           2,000                  2,000             -
Dr. Ed Lahniers                       2,000                  2,000             -
Jennie Loev                           2,000                  2,000             -
Rafi Sonsino                          2,000                  2,000             -
Kevin McAdams                         2,000                  2,000             -
Gwen Carden                           2,000                  2,000             -
Robert McMahon                        2,000                  2,000             -
BFP Texas, Ltd.                       2,000                  2,000             -
Christopher Crumpler                  2,000                  2,000             -
Christopher Matthews                  2,000                  2,000             -
Dr. Harold Yount                      2,000                  2,000             -
Rita Stewart                          2,000                  2,000             -
Hans Hodell                           2,000                  2,000
Kwajo M. Sarfoh                       2,000                  2,000             -
Ali Ahmed, PC (Corp.)                 2,000                  2,000             -
Jacob Cohen                           2,000                  2,000             -
Steven Weiss                          2,000                  2,000             -
Tony Meade                            2,000                  2,000             -
Chris Ullman                          2,000                  2,000             -
Robert Moore                          2,000                  2,000             -
Charlie Butler                        2,000                  2,000             -
Roberto Berrios                       2,000                  2,000             -
Geraldine Smith                       6,000                  6,000             -
Gregorio Inestroza                    4,000                  4,000             -
Eric Hymowitz                         2,000                  2,000             -
Brian Harris                          2,000                  2,000             -
Breitman Family Trust                 2,000                  2,000             -
Dan Gostylo                           2,000                  2,000             -
TOTAL                               234,000                234,000             -

RESALE OF COMMON STOCK BY SELLING STOCKHOLDERS
SHARES CURRENTLY OUTSTANDING

     The 234,000 shares offered by the selling stockholders may be sold by one or more of the following methods, without limitation:

     - ordinary brokerage transactions and transactions in which the broker solicits purchases; and

     - face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.

     Such brokers or dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. The selling stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus. As a result of such shares being registered under the Securities Act, holders who subsequently resell such shares to the public may be deemed to be underwriters with respect to such shares of common stock for purposes of the Securities Act with the result that they may be subject to certain statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. We have not agreed to indemnify any of the selling stockholders regarding such liability.

                      INTEREST OF NAMED EXPERTS AND COUNSEL
                      -------------------------------------

     David  M. Loev, Attorney at Law, owns 1,000,000 Shares of our Common Stock.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
            --------------------------------------------------------
                           SECURITIES ACT LIABILITIES
                           --------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                LEGAL PROCEEDINGS
                                -----------------

None

                                    EXPERTS
                                    -------

     The financial statements of College Oak Investments, Inc., appearing in this SB-2 Registration Statement have been audited by Malone & Bailey, PLLC, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS
                                  -------------

     Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by David M. Loev, Attorney at Law, Houston, Texas.

                       WHERE YOU CAN FIND MORE INFORMATION
                       -----------------------------------

     This Memorandum does not contain all of the information with respect to the various agreements and other documents referred to herein. The delivery of this Memorandum at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof. For further information with respect to the Company and the Shares, any prospective purchaser should contact Carey G. Birmingham at 210-408-6019, Ext. 2.

     Our fiscal year ends on April 30. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we intend to become a reporting company and file annual, quarterly and current reports, proxy statements, or other information with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http\\www.sec.gov.

Financial Statements


                          INDEPENDENT AUDITORS' REPORT

To  the  Board  of  Directors
College  Oak  Investments,  Inc.
(A  Development  Stage  Company)
San  Antonio,  Texas

We have audited the accompanying balance sheet of College Oak Investments, Inc., as of April 30, 2004 and the related statements of expenses, stockholders deficit, and cash flows for the period from February 3, 2004 (Inception) through April 30, 2004. These financial statements are the responsibility of College Oak Investments, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of College Oak Investments, Inc., as of April 30, 2004, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that College Oak will continue as a going concern. As discussed in Note 2 to the financial statements, College Oak has minimal operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE  &  BAILEY,  PLLC
www.malone-bailey.com
Houston,  Texas

May  27,  2004


                          COLLEGE OAK INVESTMENTS, INC.

                          (A Development Stage Company)
                                  BALANCE SHEET
                                 April 30, 2004



ASSETS
   Cash                                                         $4,809
                                                              ========

LIABILITIES

   Accounts Payable                                            $30,754
                                                              --------

Commitments

      STOCKHOLDERS' DEFICIT
Preferred stock, $.001 par, 10,000,000 shares
  Authorized, none issued and outstanding                            -
Common stock, $.001 par, 140,000,000 shares
  authorized, 2,096,000 shares issued
  and outstanding                                                2,096
Additional paid in capital                                     207,504
Deficit accumulated during the development stage              (235,545)
                                                              --------
TOTAL STOCKHOLDERS' DEFICIT                                   ( 25,945)
                                                              --------

TOTAL LIABILITIES & STOCKHOLDERS'
DEFICIT                                                        $ 4,809
                                                              ========

     See accompanying summary of accounting policies and notes to financial statements.


                          COLLEGE OAK INVESTMENTS, INC.

                          (A Development Stage Company)
                              STATEMENT OF EXPENSES
                    Period from February 3, 2004 (Inception)
                             Through April 30, 2004






Administrative expenses
   - cash                                                  $ 32,545
   - non-cash                                               203,000
                                                        ------------
Net loss                                                  $(235,545)
                                                        ============

Basic and diluted net loss per common share                  $(0.11)
Weighted average common shares outstanding                2,049,149


     See accompanying summary of accounting policies and notes to financial statements.


                               COLLEGE OAK INVESTMENTS, INC.

                               (A Development Stage Company)
                       STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                         Period from February 3, 2004 (Inception)
                                  Through April 30, 2004

                                                                     Deficit
                                                                     Accumulated
                                                     Additional      During
                         Common          Stock       Paid  in        Development
                         Shares            $         Capital         Stage                Totals
                        -------------   --------     ----------     -----------------     --------------
Shares issued
-for services at
   $.10 per share         2,030,000       $2,030     $200,970        $         -             $203,000
-for cash at $.10
   per share                 66,000           66        6,534                  -                6,600

Net loss                          -            -            -            (235,545)           (235,545)
                        -------------   --------     ----------     -----------------     --------------
Balances,
April 30, 2004            2,096,000       $2,096     $207,504        $   (235,545)            $(25,945)
                        =============   =========    ==========     =================      =============



     See accompanying summary of accounting policies and notes to financial statements.


                            COLLEGE OAK INVESTMENTS

                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                    Period from February 3, 2004 (Inception)
                             Through April 30, 2004



CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                             $(235,545)
  Adjustments to reconcile net loss
     to cash used in operating activities:
  Stock issued for services                              203,000
  Changes in:
      Accounts payable                                    30,754
                                                     ------------

NET CASH USED IN OPERATING ACTIVITIES                     (1,791)

CASH FLOWS FROM FINANCING ACTIVITIES
  Sale of stock                                            6,600
                                                     ------------
NET CHANGE IN CASH                                         4,809
  Cash balance, beginning                                      -
                                                    -------------
  Cash balance, ending                                 $   4,809
                                                    =============



     See accompanying summary of accounting policies and notes to financial statements.

                          COLLEGE OAK INVESTMENTS, INC.
                          (A Development Stage Company)
                        NOTES  TO  FINANCIAL  STATEMENTS

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
Nature of Business. College Oak Investments, Inc. ("COI") was incorporated in Nevada on February 3, 2004. COI is engaged in general contracting, construction management, and real estate development.

COI's  fiscal  year  end  is  April  30th.

Cash and Cash Equivalents. For purposes of the statement of cash flows, COI considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses. Actual results could differ from those estimates.

Revenue Recognition. COI recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. There were no revenues through April 30, 2004.

Income taxes. COI recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. COI provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the absence of common stock equivalents.

Recently issued accounting pronouncements. COI does not expect the adoption of recently issued accounting pronouncements to have a significant impact on COI's results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN
As shown in the accompanying financial statements, COI has minimal operations and has a working capital deficit of $25,945 as of April 30, 2004. These conditions create an uncertainty as to COI's ability to continue as a going concern. Management is trying to raise additional capital through sales of its common stock as well as seeking financing from third parties. The financial statements do not include any adjustments that might be necessary if COI is unable to continue as a going concern.

NOTE  3  -  COMMON  STOCK
In February 2004, COI issued 2,030,000 shares of common stock for services valued at $.10 per share, or $203,000. COI sold 2,000 shares of common to an individual for $.10 per share, or $200.

In March 2004, COI sold 32,000 shares of common stock to individuals at $.10 per share for $3,200.

In April 2004, COI sold 32,000 shares of common stock to individuals at $.10 per share for $3,200.

NOTE  4  -  INCOME  TAXES

     Deferred  tax  assets                              $  5,000
     Less:  valuation  allowance                          (5,000)
                                                      -----------
     Net  deferred  taxes                               $      0
                                                      ===========

COI has a net operating loss of approximately $32,000 as of April 30, 2004 which can be carried forward 20 years.


NOTE  5  -  COMMITMENTS
COI has no lease expense as of April 30, 2004. COI is using office space provided by a related party on a rent-free, month to month basis.

NOTE  6  -  SUBSEQUENT  EVENTS
In May 2004, COI sold 16,000 shares of common stock to individuals at $.10 per share for $1,600.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Nevada law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The articles of incorporation of College Oak Investments, Inc. limit the liability of its directors or its stockholders to the fullest extent permitted by Nevada law. Specifically, directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the company or an act or omission which involves intentional misconduct or a knowing violation of law, (iii) for an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) for any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office.

     The inclusion of this provision in the amended and restated articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the company and its stockholders.

     Our articles of incorporation provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Nevada law. Our articles of incorporation include related provisions meant to facilitate the indemnities' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.


SEC Registration Fee                $.03
Printing and Engraving Expenses        *
Legal Fees and Expenses           30,000
Accounting Fees and Expenses           *
Miscellaneous                          *
                                      --

     TOTAL                           $.*
                                     ===

*     To be provided by amendment.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In January 2004, we issued 2,030,000 shares of our common stock to our founders for various services rendered. We believe that these transactions were exempt from registration pursuant to Section 4(2) of the Securities Act as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in College Oak, and since the transactions were non-recurring and privately negotiated.

     Between March 2004 and July 2004, we issued an aggregate of 84,000 shares of our common stock to 39 shareholders for $8,400.00. We believe these transactions were exempt from registration pursuant to Rule 506 of Regulation D.

ITEM 27.  EXHIBITS

                                INDEX TO EXHIBITS
                                -----------------


EXHIBIT NO.          IDENTIFICATION OF EXHIBIT
-----------

3.1(1)               Articles of Incorporation

3.2(1)               By-Laws of COI, Inc.

5.1(2)               Legal Opinion of Counsel

10.1(2)              Joint Venture Agreement with Schertz Parkway Ventures

23.1(2)              Consent of Malone & Bailey, PLC

23.2(2)              Consent of Counsel (See Exhibit 5.1)

(1) Filed as an exhibit to our Form SB-2 Registration Statement filed on June 25, 2004
(2)     Filed herewith.
(3)     Contained in Exhibit 5.1.

ITEM 28.  UNDERTAKINGS

(a)  The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

          ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          iii. Include any additional or changed material on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of August 2004.

                          COLLEGE OAK INVESTMENTS, INC.


                       By: /s/ Carey G. Birmingham
                          -------------------------------------
                           CAREY G. BIRMINGHAM, President and
                           Chief Executive Officer


     This registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                         Title                        Date
---------                         -----                        ----

/s/ Carey G. Birmingham
--------------------------     President and CEO, Director     August 5, 2004
CAREY G. BIRMINGHAM

Exhibit 5.1


                         David M. Loev, Attorney at Law
                               2777 Allen Parkway
                                   Suite 1000
                              Houston, Texas 77019
                               713-524-4110 PHONE
                             713-524-4122 FACSIMILE


August 5, 2004

College Oak Investments, Inc.
16161 College Oak, Suite 101
San Antonio, Texas 78249

Re:  Form SB-2 Registration Statement

Gentlemen:

You have requested that we furnished you our legal opinion with respect to the legality of the following described securities of College Oak Investments, Inc. (the "Company") covered by a Form SB-2 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1.   234,000  shares  of  common  stock,  $.001  par  value  (the  "Shares").

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                               Sincerely,
                                               David M. Loev


                                              /s/ David M. Loev, Attorney at Law

Exhibit 10.1

                             JOINT VENTURE AGREEMENT

                          SCHERTZ PARKWAY VENTURES, LLC


1.     PURPOSE:
       --------

The purpose of the Joint Venture will be to develop, sell or otherwise improve, as the Members may from time to time determine as a group, approximately 7.659 acres of raw land in Schertz, Texas. The proposed development on the land at the time of this Agreement consists of a mixed use, master-planned project combining medical/professional office, retail and mini-storage. The land is currently owned by Hellums Properties, Ltd , a Texas Limited Partnership (hereinafter "HPL"), Jesse Hellums - Managing General Partner, which will contribute the land, at market value, into the Venture as an equity contribution.

2.     MEMBERS  AND  OWNERSHIP  INTEREST:
       ----------------------------------

Hellums  Properties,  Ltd.  (HPL)       51.0% (510,000  Membership  Interests)
H.  Alexander  Yount                    29.4% (294,000 Membership Interests)
BFP  Texas,  Ltd.                       13.0% (130,000  Membership  Interests)
College  Oak  Investments,  Inc.         3.0% (30,000  Membership  Interests)
Jay  Alkire                              3.6% (36,000  Membership  Interests)
--------------------------------------------------------------------------------
TOTAL                                  100.0% (1,000,000  Membership  Interests)

3.     STRUCTURE:
       ----------

The Members agree to form a Texas Limited Liability Company (LLC) with the following officers:

     Jesse  Hellums,  President

4.     NAME:
       -----

The  Venture  shall  be  named  Schertz  Parkway  Venture,  LLC

5.     CAPITALIZATION:
       ---------------

Each member has provided a cash contribution to the Venture in the following amounts:

     Hellums  Properties,  Ltd.  (HPL)  -                    $5,610.00
     H.  Alexander  Yount  -                                 $3,234.00
     BFP  Texas,  Ltd.  -                                    $1,430.00
     College  Oak  Investments,  Inc.  -                       $330.00
     Jay  Alkire  -                                            $396.00
----------------------------------------------------------------------
     TOTAL                                                  $11,000.00


Schertz Parkway Joint Venture Agreement
August 1, 2004

HPL will contribute its interest in the land up to 7.659 acres as additional capital to the Venture. The value of this capital contribution shall be the current market value of the land as unencumbered, less a reasonable estimate of costs associated with any mitigation of trees pursuant to the Schertz Tree Ordinance.

6.     FUTURE  CAPITAL  REQUIREMENTS  OF  THE  VENTURE:
       ------------------------------------------------

It is hereby agreed that the Members commit to contribute, on an as needed, pro-rata basis, cash contributions to the Venture, provided, however, that under no circumstances will HPL be obligated to commit more than $20,000.00 (inclusive of the $5,610.00 contributed to date) in cash, in the aggregate, during the duration of the Venture. In the event additional cash is required by the Venture and HPL elects not to contribute pursuant to this paragraph, any other Member(s) may elect to contribute the necessary cash to the Venture in the form of unsecured notes, with no diminution or increase of the ownership interest of HPL or the contributing Member(s).

7.     VALUATION  OF  HPL  INTEREST:
       -----------------------------

The Members agree that, for purposes of this Joint Venture, that the equity contribution by HPL shall be calculated at $1,168,000, derived from the area of
7.659 acres times the estimated market value of the land at the time of this Agreement of $3.50 per square foot.

8.     BANK  ACCOUNTS:
       ---------------

The Venture will open an operating account as a mutually acceptable bank. Checks written on the account in excess of $250.00 will require two signatures, one of which must be the president of the Venture, Jesse Hellums, or authorized representative of HPL.

9.     BUY/SELL  AGREEMENT:
       --------------------

In the event of the demise of one of the Members of the Company, the Regulations of the Venture shall call for the right, but not the obligation, of surviving
Members of the Venture to purchase the interest of the demised Member at the market value of that Member's interest in the Venture, less a discount of 15%. In the event the surviving Members choose not to purchase the interest of the demised Member, the Venture shall nonetheless have a perpetual first right of refusal to purchase that Member's interest.

10.     KEY  MAN  POLICIES:
        -------------------

From time to time, the Venture may purchase and maintain "key man," simple term life insurance policies on each Member based on an agreed upon formula equating to their ownership interest. In the event of the death of a Member, The Venture shall have the right, but not the obligation, to use the proceeds from the key man policies to purchase the interest from a demised Member's estate.


Schertz Parkway Joint Venture Agreement
August 1, 2004

11.      JOINT  AND  SEVERAL  GUARANTEES:
        ---------------------------------

It is the intent of the Venture to secure third party debt to fund operations and begin development of the Schertz site. It is further intended that the collateral for any third party debt shall be the Venture's interest in the land. In the event the third party lender requires recourse or personal guarantees, the Members hereby agree that no individual Member will be required to provide same to acquire the loan.

Furthermore, in the event an individual Member chooses to guarantee all or a portion of any third party debt, that Member shall do so without receiving any increase in ownership interest or additional consideration, unless agreed upon by all the Members, and insodoing shall not create an obligation of other
Members  to,  in  turn,  guarantee  any  debt.

12.      DISTRIBUTION  OF  SALE  PROCEEDS  AND  COMPANY  LIQUIDATION  OF ASSETS:
        ------------------------------------------------------------------------

In the event that the Venture sells its interest in any of its assets, or any portion thereof, which may include improved land, cash, and receivables, the Members agree that the distribution of cash will occur as follows:

     FIRST  -  Payments  to  all  third  party vendors, creditors or mortgagees;
     -----

     SECOND - To HPL, its capital contribution as determined by the value of the
     -----
     land on the date it was contributed to the Venture, as described herein, and on a pro rated, per square foot basis should only a portion of the land be sold;

     THIRD  -  All  cash  capital  contributions  made  HPL;
     -----

     FOURTH  -  All  debt provided to the Venture (other that 3rd party) by HPL;
     ------

     FIFTH  -  All  debt provided to the Venture (other that 3rd party) by other
     -----
     Members;

     SIXTH  -  All  cash capital contributions made by other Members, based upon
     -----
     their  pro  rata  ownership  at  the  time  of  sale  or  liquidation.

     SEVENTH  -  any excess cash to be distributed to the Members based on their
     -------
     pro  rata  ownership  at  the  time  of  sale  or  liquidation.

13.      DURATION  OF  THE  JOINT  VENTURE:
        -----------------------------------

This Joint Venture will expire no later than December 31, 2005, unless further extended by the Members.

14.      WINDING  DOWN  -  MUTUAL  INDEMNIFICATION:
        -------------------------------------------

It is specifically agreed herein by the Members that the Venture, and each Member in particular, will make a reasonable effort to develop, sell or otherwise improve the 7.659 acres of land in Schertz, Texas. However, should the Venture not succeed in its efforts to develop, sell or otherwise improve the
7.659 acres of land in Schertz, Texas by the expiration of the Venture, then the Venture will automatically expire. At such time, all cash and liquid assets in the Venture shall be distributed pursuant to Para. 12 herein, and the land in Schertz, Texas shall immediately and completely revert to HPL, on a free and clear, unencumbered basis, and no Member shall have any further obligation to the Venture or one another.

In the event there are outstanding liabilities to third parties at the expiry of the Venture which exceed its liquid assets (specifically excluding the 7.659 acres of land), the Members agree that each will make the appropriate cash contribution to bring such liabilities to zero, subject to the terms of Para. 6 herein. In the event individuals have made loans to the Venture, and liquid assets exceed the balance of such loans, those loans shall be considered void, and no longer an obligation of the Venture of its individual Members.


Schertz Parkway Joint Venture Agreement
August 1, 2004

15.      CONSTRUCTION  MANAGEMENT:
        --------------------------

The Members hereby agree that College Oak Investments, Inc. will serve as the construction manager for the development project and shall receive a fee of 3% of the construction cost for its services.

16.      SIGNATURES:
        ------------

The Parties hereto have agreed upon the terms of this Joint Venture on the 1st day of August, 2004, as evidenced by their respective signatures below:

HELLUMS  PROPERTIES,  LTD.
(A  TEXAS  LIMITED  PARTNERSHIP)

 /s/ Jesse Hellums
--------------------------------------------------
Jesse  Hellums,  Managing  General  Partner


/s/ Alexander Yount
--------------------------------------------------
H.  ALEXANDER  YOUNT
(an  Individual)


BFP  TEXAS,  LTD.
(A  TEXAS  LIMITED  PARTNERSHIP)

 /s/ Carey G. Birmingham
--------------------------------------------------
Carey  G.  Birmingham,  General  Partner


COLLEGE  OAK  INVESTMENTS,  INC.
(A  NEVADA  CORPORATION)

 /s/ Carey G. Birmingham
--------------------------------------------------
Carey  G.  Birmingham,  President


 /s/ Jay Alkire
--------------------------------------------------
JAY  ALKIRE
(an  Individual)


Schertz Parkway Joint Venture Agreement
August 1, 2004

Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
   College Oak Investments, Inc.
   San Antonio, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated May 27, 2004 included herein for the period from February 3, 2004 (Inception) through April 30, 2004.

We also consent to the references to us under the heading "Experts" in such document.


August 5, 2004

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas